UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 26, 2012

NORTH VALLEY BANCORP
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-10652	94-2751350
(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA   96001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2012, the Board of Directors of North Valley Bancorp approved an amendment of Section 7 of Article II of the Amended and Restated By-Laws of North Valley Bancorp, effective on the same date. The purpose of this amendment is to clarify the quorum requirements applicable to shareholder meetings. Section 7 previously stated (in part) as follows: “Shareholders present at a valid meeting at which a quorum is initially present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by persons voting more than twenty-five percent (25%) of the voting shares.” This amendment replaces the 25 percent vote required for approval by substituting the words: “at least a majority of the shares required to constitute a quorum.”

A copy of the amendment of Section 7 of Article II of the Amended and Restated By-Laws, as approved by the Board of Directors of North Valley Bancorp on January 26, 2012, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	3.1	Certificate of Amendment of Amended and Restated By-Laws of North Valley Bancorp, as approved on January 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: January 27, 2012	By:	/s/ Kevin R. Watson
Kevin R. Watson
Executive Vice President Chief Financial Officer